WARRANT AGREEMENT


         THIS WARRANT AGREEMENT, made this     day of      2000, by and between:

         Arcturus Ventures, Inc., a Nevada corporation with its principal office
located  at  77  Memorial  Highway,   Atlantic   Highlands,   New  Jersey  07716
(hereinafter referred to as the "COMPANY")

                                       AND

         Purchasers of any of the 40,000 Units offered by Arcturus Ventures, Inc., each Unit consisting of 10 shares of Common Stock, 25 "A" Common Stock Purchase Warrants and 25 "B" Common Stock Purchase Warrants, and the registered assigns of such purchasers, from time to time, from the date of original issue of such Units and the constituent Warrants to the expiration date thereof (hereinafter referred to as the "HOLDER" and/or "HOLDERS" as the context may require).

WITNESSETH THAT:

         WHEREAS, each Unit in the offering is comprised of 10 shares of Common Stock, 25 "A" Common Stock Purchase Warrants, 25 "B" Common Stock Purchase Warrants (hereinafter called the "UNIT WARRANTS") entitling the HOLDERS thereof to purchase shares of Common Stock of the COMPANY (hereinafter called the "Shares");

         WHEREAS, the COMPANY desires to provide for the form and provisions of the UNIT WARRANTS, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the COMPANY and the HOLDERS; and

         WHEREAS, all acts and things necessary to make the UNIT WARRANTS, when executed on behalf of the COMPANY, the valid, binding, and legal obligations of the COMPANY, have been done and performed; and

         WHEREAS, all acts and things necessary to authorize the execution and delivery of this Warrant Agreement, and to execute and deliver the UNIT WARRANTS to the original registered HOLDERS, have been done and performed;


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         NOW, THEREFORE, intending to be legally bound hereby, and intending the original registered HOLDERS and their successors and assigns to rely hereon, the COMPANY hereby represents and agrees, and the HOLDERS by acceptance of the UNIT WARRANTS impliedly agree, as follows:

         1. UNIT WARRANTS AUTHORIZED. COMPANY hereby authorizes the issuance of Two Million (2,000,000) UNIT WARRANTS upon the terms and conditions of this Warrant Agreement. Of such UNIT WARRANTS, 1,000,000 (50%) shall be "A" Warrants, and 1,000,000 (50%) shall be "B" Warrants.

         2. FORM AND EXECUTION. Each UNIT WARRANT, whenever issued: (a) shall be in substantially the forms attached hereto as Exhibits A and B; (b) shall be dated as of the date of issuance, which shall be the date of the purchase of a Unit; (c) shall entitle the HOLDER to purchase the number of Shares stated thereon; (d) shall be signed by the President or Vice President and the Secretary or Treasurer of the COMPANY; and (e) and shall have the COMPANY'S seal impressed thereon. The only difference in the form of the UNIT WARRANTS shall be the designation of the WARRANTS as an "A" or "B" UNIT WARRANT and the exercise price applicable under such designation, being $.25 and $.50 respectively. The COMPANY may adopt and use the facsimile signature of any person who is a requisite officer of the COMPANY at the time such UNIT WARRANTS are executed, or of any person now or hereafter holding such office, notwithstanding the fact that at the time a WARRANT is issued he had ceased to be such officer of the COMPANY.

         3. WARRANT ISSUANCE AND ISSUANCE CONSIDERATION. These UNIT WARRANTS are being issued to purchasers of the COMPANY's Units as Registered in the Arcturus Ventures, Inc. SB-2 Registration Statement, filed on or about September 7, 2000. The consideration for the issuance of the Unit Warrants is the purchase of the Unit.

         4. WARRANT EXERCISE PRICE. Each UNIT WARRANT shall entitle the registered HOLDER thereof, subject to the provisions thereof and of this Warrant Agreement, to purchase from the COMPANY the number of Shares of the COMPANY's Common Stock as stated thereon, at the exercise price applicable to the designation of such Warrant, as follows:


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         Designation                                          Exercise Price
                  "A"                                         $ .25
                  "B"                                         $ .50

both the number of Shares and the price being subject to the anti-dilution adjustments provided in Paragraph 8 hereof. The term "Warrant Exercise Price" as used in this Warrant Agreement refers to the price per Share at which Common Stock may be purchased at the time a designated UNIT WARRANT is exercised.

         5. DURATION (Term). UNIT WARRANTS may be exercised at any time between the date of issuance and the expiration date ("Expiration Date"). The Expiration Date for the "A" UNIT WARRANTS shall be six (6) months after the effective date of the Company's post effective amendment to its Registration Statement presenting the proposed merger with or acquisition of a target company for the reconfirmation vote. The Expiration Date for the "B" UNIT WARRANTS shall be twelve (12) months after the effective date of the Company's post effective amendment to its Registration Statement presenting the proposed merger with or acquisition of a target company for the reconfirmation vote. Each UNIT WARRANT not exercised on or before its Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease at the close of business on the respective Expiration Date. The COMPANY reserves the right to extend the Expiration Date, from time to time, any number of times, but shall be under no obligation to do so.

         6. TRANSFER AND/OR EXCHANGE OF UNIT WARRANTS. On or after the date of issuance and prior to the Expiration Date, any HOLDER of any UNIT WARRANT, subject to the transfer restrictions of federal and state securities laws, including Rule 419, at any time prior to the exercise thereof, may transfer all or any portion of the stock purchase rights provided in the UNIT WARRANT. Upon presentation and surrender to the Warrant Agent of the UNIT WARRANT, properly assigned, accompanied by appropriate transfer instructions from the HOLDER, the Warrant Agent shall issue a UNIT WARRANT for the assigned number of shares to the assignee as the new registered HOLDER and shall issue a UNIT WARRANT for the unassigned balance of the shares to the assigning (old) registered HOLDER. Any HOLDER of any UNIT WARRANT, at any time prior to the exercise thereof, may exchange such UNIT WARRANT for a UNIT WARRANTS of like tenor exercisable for the same aggregate number of Common Shares as the UNIT


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WARRANT  surrendered.  The Warrant Agent is the COMPANY's  Transfer Agent,  Olde
Monmouth Stock Transfer Co., 77 Memorial Parkway, Atlantic Highlands, New Jersey 07716. The COMPANY shall give notice to the registered HOLDERS of UNIT WARRANTS of any change in the address of, or in the designation of, its Warrant Agent.

         7. EXERCISE. (a) A UNIT WARRANT shall be exercisable only by the registered HOLDER surrendering it, together with the subscription form set forth in the UNIT WARRANT duly executed, accompanied by payment, in full, in lawful money of the United States, of the Warrant Exercise Price for each full Share as to which the UNIT WARRANT is exercised, to the Warrant Agent. The Warrant Agent is the COMPANY's Transfer Agent, Olde Monmouth Stock Transfer Co., 77 Memorial Parkway, Atlantic Highlands, New Jersey 07716. The COMPANY shall give notice to the registered HOLDERS of UNIT WARRANTS of any change in the address of, or in the designation of, its Warrant Agent. A UNIT WARRANT may be exercised only if a Registration Statement registering the unregistered shares of Common Stock is effective.

         (b) A UNIT WARRANT may be exercised wholly or in part. If a UNIT WARRANT is only exercised in part, a new UNIT WARRANT for the number of Shares as to which the UNIT WARRANT shall not have been exercised shall be issued to the registered HOLDER.

         (c) As soon as practicable after the exercise of any UNIT WARRANT, the COMPANY shall issue to or upon the order of the registered HOLDER a certificate or certificates for the number of full Shares which he is entitled, registered in such name or names as may be directed by him.

         (d) All Shares issued upon exercise of a UNIT WARRANT shall be validly issued, fully paid, and non-assessable. The COMPANY shall pay all taxes in respect of the issue thereof and all costs of issuance. However, the registered HOLDER shall pay all taxes imposed in connection with any transfer, even if involved in an issue of a certificate, and the COMPANY shall not be required to issue or deliver any stock certificate in such case until the tax shall have been paid.

         (e) Each person in whose name any such certificate for Shares issued shall for all purposes be deemed to have become the holder of record of such shares on the date on


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which the UNIT WARRANT was surrendered and payment of the Warrant Exercise Price and applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the COMPANY are closed, the person or persons entitled to receive Shares upon such exercise shall be considered the record holder or holders of such shares at the close of business on the next succeeding date on which the stock transfer books are open and shall be entitled to receive only dividends or distributions which are payable to holders of record after that date.

         8. SHARE DIVIDENDS, RECLASSIFICATION, REORGANIZATION, ANTI-DILUTION PROVISIONS. Each UNIT WARRANT is subject to the following further provisions:

         (a) In case, prior to the expiration of a UNIT WARRANT by exercise or by its terms, the COMPANY shall issue any of its Common Stock as a share dividend or subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either of such cases, the Purchase Price per share of the Shares purchasable pursuant to a UNIT WARRANT in effect at the time of such action shall be proportionately reduced and the number of Shares at the time purchasable pursuant to a UNIT WARRANT shall be proportionately increased; and conversely, in the event the COMPANY shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such case, the Purchase Price per share of the Shares purchasable pursuant to a UNIT WARRANT in effect at the time of such action shall be proportionately increased and the number of Shares at the time purchasable pursuant to a UNIT WARRANT shall be proportionately decreased. If the COMPANY shall, at any time during the life of a UNIT WARRANT, declare a dividend payable in cash on its Common Stock and shall at substantially the same time offer to its stockholders a right to purchase new Common Stock from the proceeds of such dividend or for an amount substantially equal to the dividend, all shares of Common Stock so issued shall, for the purpose of a UNIT WARRANT, be deemed to have been issued as a share dividend. Any dividend paid or distributed upon the Common Stock in shares of any other class or securities convertible into Common Stock shall be treated as a dividend paid in shares of Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof.


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         (b) In case,  prior to the  expiration of a UNIT WARRANT by exercise or by its terms, the COMPANY shall be recapitalized, or the COMPANY or a successor corporation shall consolidate or merge with or convey all or substantially all of its or of any successor corporation's property and assets to any other corporation or corporations (any such corporation being included within the meaning of the term "successor corporation" hereinbefore used in the event of any consolidation or merger of any such corporation with, or the sale of all or
substantially   all  of  the  property  of  any  such  corporation  to,  another corporation or corporations), the holder of a UNIT WARRANT shall thereafter have the right to purchase, upon the basis and on the terms and conditions and during the time specified in a UNIT WARRANT in lieu of the Shares of the COMPANY theretofore purchasable, upon the exercise of a UNIT WARRANT, such shares, securities or assets as may be issued or payable with respect to, or in exchange for, the number of Shares of the COMPANY theretofore purchasable upon the exercise of a UNIT WARRANT had such recapitalization, consolidation, merger, or conveyance not taken place; and in any such event, the rights of the holder of a UNIT WARRANT to an adjustment in the number of Shares purchasable upon the exercise of a UNIT WARRANT as herein provided shall continue and be preserved in respect of any shares, securities, or assets which the holder of a UNIT WARRANT becomes entitled to purchase.

         (c) In case:

               (i) the COMPANY shall take a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend payable otherwise than in cash, or any other distribution in respect of the Common Shares (including cash), pursuant to, without limitation, any spin-off, split-off, or distribution of the COMPANY's assets; or

               (ii) the COMPANY shall take a record of the holders of its Common
                    Shares for the purpose of entitling them to subscribe for or purchase any shares of any class or to receive any other rights; or

               (iii)of   any   classification,    reclassification,   or   other
                    reorganization of the shares which the COMPANY is authorized to issue, consolidation or merger of the COMPANY with or into another corporation, or conveyance of all or substantially all of the assets of the COMPANY;


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                                    or

               (iv) of the voluntary or involuntary dissolution, liquidation, or winding up of the COMPANY;

then, and in any such case, the COMPANY shall mail to the holder of a UNIT WARRANT, at least 21 days prior thereto, a notice stating the date or expected date on which a record is to be taken for the purpose of such dividend, distribution, or rights, or the date on which such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up is to take place, as the case may be. Such notice shall also specify the date or expected date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to participate in such dividend, distribution, or rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up, as the case may be.

         (d) In case the COMPANY at any time while a UNIT WARRANT shall remains unexpired and unexercised shall sell all or substantially all of its property or dissolve, liquidate, or wind up its affairs, the holder of a UNIT WARRANT may thereafter receive upon exercise hereof in lieu of each Share which it would have been entitled to receive the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon such sale, dissolution, liquidation, or winding up with respect to each Share.


         9. RESERVATION OF SHARES ISSUABLE ON EXERCISE OF UNIT WARRANTS. The COMPANY shall at all times reserve and keep available out of its authorized shares, solely for issuance upon the exercise of all UNIT WARRANTS issued hereunder, such number of Common Shares and other shares as from time to time shall be issuable upon the exercise of a UNIT WARRANT and all other similar UNIT WARRANTS at the time outstanding.

         10. LOSS, THEFT, DESTRUCTION OR MUTILATION. Upon receipt by the COMPANY of evidence satisfactory to it, (in the exercise of its reasonable discretion), of the ownership of and the loss, theft, destruction, or mutilation of a UNIT WARRANT, and (in the case of loss, theft, or destruction) of indemnity satisfactory to it (in the case of


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mutilation)  upon surrender and cancellation  thereof,  the COMPANY will execute and deliver, in lieu thereof, a new UNIT WARRANT for like tenor.

         11.  UNIT  WARRANT  HOLDER  NOT A  SHAREHOLDER.  The  HOLDER  of a UNIT
WARRANT, as such, shall not be entitled by reason of a UNIT WARRANT to any rights whatsoever of a stockholder of the COMPANY. No HOLDER of any UNIT WARRANT shall be entitled to receive any dividend or to vote with respect to any dividend declared or the taking of a register of stockholders entitled to vote with a Record Date prior to the date of exercise of the UNIT WARRANTS.

         12. NOTICES. All notices and other communications from the COMPANY to the HOLDER of a UNIT WARRANT shall be mailed by first-class registered mail, postage prepaid, to the address furnished to the COMPANY in writing by the HOLDER of a UNIT WARRANT.


         IN WITNESS WHEREOF, intending to be legally bound, the COMPANY has executed this Warrant Agreement:

Dated: September 7, 2000
                                            ARCTURUS VENTURES, INC.

ATTEST:

                                            By: ________________________
                                                Matthew Troster, President

___________________
Secretary



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